Exhibit 99.2

                     TRANSNET REPORTS THIRD QUARTER PROFITS

/FOR IMMEDIATE RELEASE/                                  CONTACT: Steven J. Wilk
                                                                  (908) 253-0500

BRANCHBURG, NEW JERSEY, May 15, 2006 -- TRANSNET CORPORATION (OTCBB: TRNT), a leading IP Telephony and IT sales and support provider for corporate and educational clients, announced today that for the third quarter of fiscal 2006 ended March 31, 2006, it reported net income of $27,881, 0r $0.01 per share, on revenue of $8,343,058, as compared to a loss of $420,279, or $0.09 per diluted share, on revenue of $7,414,897 in the third quarter of fiscal 2005.

For the nine months ended March 31, 2006, the Corporation reported net income of $171,781, or $0.04 per share. This compares to a net loss of $397,091, or $0.08 per share, for the first nine months of fiscal 2005. Revenue for the nine months of fiscal 2006 was $27,928,952, as compared to $25,771,402 in fiscal 2005.

Steven J. Wilk, President, said, "We are pleased with our continued double digit increases in revenue, increased gross margins on hardware sales and technical services, and TransNet's return to profitability as we continue to transition our products and services to best address the new opportunities in convergence of voice, video, data, and security.

"For the quarter ended March 30, 2006, our revenues increased by 12.5% to $8,343,058 from $7,414,897 for the March 2005 quarter. The most important element of this revenue increase is our product mix. In fiscal 2005's March quarter, the sale of "traditional" personal computers and servers accounted for 75% of hardware revenue, with 25% of revenue coming from IP Communications, wireless communications, convergence, and security related products. In contrast, for the quarter ended March 30, 2006, the mix was 50% from the sale of "traditional" products and 50% from IP Telephony, convergence, wireless, and security related products. We believe this trend will continue well into the future, and it is indeed in the areas of IP Telephony, wireless communications, convergence, security technology that we plan to enhance our focus and efforts.

"Along with our increases in hardware and service revenue, our efforts produced strong increases in profit margin. We believe these increases are testaments to our high level of expertise and experience in the new arena of IP support. From the quarter ended March 31, 2005 compared to the same quarter in 2006, hardware profit margins increased from 6% to 12%, and service profit margins increased from 25% to 31%. Our overall profit margin increased from 16% to 21% in those same periods. We believe we can continue to increase profit margins as our product mix changes and as we continue to demonstrate unparalleled levels of knowledge and support in the areas of IP Communications, wireless communications, convergence and security.

"We believe there is great opportunity for TransNet and our shareholders as we not only continue to focus on these new products and services, but on those marketplaces that are just now developing their budgets to address changes in their infrastructure to implement IP networks for communication, education, and security. TransNet's primary client focus has been on New Jersey's corporations, K-12 schools, and institutions of higher learning, as well as The State of New Jersey and its local municipalities and governments. We have begun to aggressively enter the eastern Pennsylvania marketplace, which we believe will provide our Company and shareholders with great long-term growth opportunities. Eastern Pennsylvania is home to many small to medium sized businesses, as well as some of the most prestigious colleges and universities in the country. Our goal is to have a fully functional sales office in the Philadelphia metro area by the end of the calendar year.

"We are pleased to announce that TransNet Corporation has been awarded a contract of approximately $1,800,000 for the installation and support of an IP Communications Network with one of the most prestigious colleges in the country, located in eastern Pennsylvania. This 3000 phone system will revolutionize the way the college's staff, faculty, and students communicate. A driving factor in the college's choice of this system was the rapid "return on investment" that our analysis projected. We will begin implementing the IP Communications network in the June quarter with completion scheduled by September 30, 2006. We are pleased to have been selected after a rigorous selection process, and we look forward to continued penetration of the higher education market in eastern Pennsylvania."

ABOUT TRANSNET

TransNet Corporation is a leading IP Telephony and IT sales and support provider for corporate and educational clients. TransNet provides sophisticated solutions, including system design and integration, post-installation support services, call centers and help desk services, as well as end-user training. Its clients include Fortune 100 organizations, primarily in the pharmaceutical, oil and gas, finance and communications industries, as well as K-12 and higher educational clients, and governmental institutions.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

THE STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS THAT INVOLVE RISK AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION:
THE IMPACT OF ECONOMIC CONDITIONS GENERALLY AND IN THE INDUSTRY FOR MICROCOMPUTER PRODUCTS AND SERVICES; DEPENDENCE ON KEY VENDORS; CONTINUED COMPETITIVE AND PRICING PRESSURES IN THE INDUSTRY; PRODUCT SUPPLY SHORTAGES; OPEN-SOURCING OF PRODUCTS OF VENDORS; RAPID PRODUCT IMPROVEMENT AND TECHNOLOGICAL CHANGE, SHORT PRODUCT LIFE CYCLES AND RESULTING OBSOLESCENCE RISKS; LEGAL PROCEEDINGS; CAPITAL AND FINANCING AVAILABILITY; AND OTHER RISKS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               - tables attached -

                       TRANSNET CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                          2006          2005
                                                      -----------   -----------
Revenues                                              $ 8,343,058   $ 7,414,897
Pre-Tax Earnings                                           27,881      (544,682)
Provision for Income Tax (Benefit)                             --      (124,403)
Earnings (Loss)                                            27,881      (420,279)
Basic Net Income (Loss) Per Common Share                     0.01         (0.09)
Diluted Net Income (Loss) I Per Common Share                 0.01         (0.09)
Weighted Average Common Shares Outstanding: Basic       4,823,304     4,818,304
Weighted Average Common Shares Outstanding -Diluted     4,925,992     4,818,304


                                                          Nine Months Ended
                                                               March 31,
                                                          2006          2005
                                                      -----------   -----------
Revenues                                              $27,928,952   $25,771,402
Pre-Tax Earnings                                          227,252      (756,678)
Provision for Income Tax (Benefit)                         55,471      (359,587)
Earnings (Loss)                                           171,781      (397,091)
Basic Net Income (Loss) Per Common Share                     0.04         (0.08)
Diluted Net Income (Loss) Per Common Share                   0.04         (0.08)
Weighted Average Common Shares Outstanding: Basic       4,823,304     4,818,304
Weighted Average Common Shares Outstanding: Diluted     4,925,992     4,818,304

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